FIRST AMENDMENT TO SENIOR SECURED CONVERTIBLE DEBENTURES

This First Amendment to Senior Secured Convertible DEBENTURES (this “Amendment”) is dated as of June _, 2017, and is by and among DISCOVERY ENERGY CORP., a Nevada corporation (the “Company”), DEC FUNDING LLC, a Texas limited liability company (“Original Purchaser”) and any other “Purchaser” (defined below) now or hereafter party hereto. The Company, Original Purchaser and each other Purchaser party hereto are hereinafter sometimes collectively referred to as the “Parties” and each individually as a “Party”.

WHEREAS, the Company, Original Purchaser and the other purchasers party thereto from time to time (together with Original Purchaser, the “Purchasers”) previously entered into that certain Securities Purchase Agreement dated May 27, 2016, as amended by the First Amendment to Securities Purchase Agreement dated August 16, 2016 and the Second Amendment to Securities Purchase Agreement dated February 15, 2017 (as further amended or otherwise modified from time to time, the “SPA”);

WHEREAS, pursuant to the SPA, the Company has issued to the Purchasers certain Senior Secured Convertible Debentures that are described on Schedule I hereto (collectively, the “Debentures” and each a “Debenture”); and

WHEREAS, the Company and the Purchasers party hereto desire to amend the Debentures as set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser party hereto agree as follows:

Section 1  Definitions. Capitalized terms used in this Amendment but not otherwise defined herein have the meanings given such terms in the Debentures.

Section 2  Amendments. The Company and the Majority Holders hereby agree to amend the Debentures as follows:

(a) Section 1 of the Debentures is hereby amended by inserting the following as a new definition in the appropriate alphabetical order:

“Exempt Capital Raise” means (a) one or more Capital Raises constituting issuances of Common Stock (i) following September 30, 2017 and prior to the Additional Option Termination Date, up to an aggregate issuance price of the difference between $10,000,000 and the amount of Debentures purchased by Original Purchaser (or its designee or assignee) pursuant to an exercise, if any, of the 2017 Option and (ii) following the Additional Option Termination Date (or upon the earlier termination of Original Purchaser’s rights to purchase Debentures pursuant to the Additional Option), to the extent that such issuances are approved by a majority of the disinterested directors of Company, (b) one or more Capital Raises constituting issuances of Common Stock of up to an aggregate issuance price of $2,000,000 (i) at an issuance price equal to not less than the Conversion Price until such time as Company has raised $20,000,000 in Capital Raises other than Exempt Issuances and (ii) thereafter, at an issuance price equal to not less than $0.20 per share of Common Stock or (c) any Exempt Issuance covered by clauses (b) or (c) of the definition thereof.

(b) Section 7(h) of the Debentures is hereby amended and restated in its entirety to read as follows:

“h) issue any additional Common Stock or securities of Company or any of its Subsidiaries other than (i) pursuant to an Exempt Capital Raise; (ii) up to 1,400,000 shares of Common Stock constituting “restricted shares” under applicable United States federal securities laws to employees and other service providers of Company as compensation for services provided to Company provided that the issue price for such Common Stock exceeds the then effective Conversion Price; (iii) up to 1,150,895 shares of Common Stock to Liberty in partial payment of the Liberty Debt pursuant to the terms of the Liberty Loan Documents; (iv) the issuance of securities in connection with awards made pursuant to and in accordance with the Discovery Energy Corp. 2012 Equity Incentive Plan, which authorizes the issuance of up to an aggregate of 6 million “Shares” as defined in such plan from time to time (subject to adjustment in the event of stock splits and similar capital events), it being understood that an amendment to increase the number of Shares issuable under such plan shall have no effect on the number of shares of Common Stock or other securities issuable under this clause (h); or (v) pursuant to or as expressly contemplated by the Purchase Agreement or any amendment thereto.”

Section 3  Miscellaneous.

(a) From and after the date of the effectiveness of this Amendment, each reference in the Debentures to “this Debenture”, “herein”, “hereof”, “hereunder” or other words of like import shall mean and be a reference to such Debenture, as amended hereby. Each Debenture hereafter issued shall contain the amended provisions contained herein rather than those related provisions contained in any previously approved form of the Debenture.

(b) This Amendment, the SPA and the Debentures (as amended hereby), together with the exhibits and schedules thereto, contain the entire understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

(c) Section 9(D) (Governing Law) of the debentures is hereby incorporated into this Amendment, mutatis mutandis, as a part hereof for all purposes.

(d) In accordance with Section 9(j) of each Debenture, this Amendment shall become effective when it is executed by the Company and the Majority Holders, and (in such event) the presence of any unsigned signature blocks below shall have no effect on such effectiveness.

[Signature Page Follows]

2

COMPANY:

DISCOVERY ENERGY CORP.

By:	/s/ Keith D. Spickelmier
Keith D. Spickelmier, Chairman

ORIGINAL PURCHASER:

DEC FUNDING LLC

By:	/s/ Steven Webster
Steven Webster, Manager

Signature Page to First Amendment to Senior Secured Convertible Notes

PURCHASER:

TEXICAN ENERGY CORPORATION

By:
A. Alan Griffin, Chief Financial Officer

Signature Page to First Amendment to Senior Secured Convertible Notes

Schedule I

List of Debentures

Holder of Debenture	Date of Debenture	Original Principal Amount
DEC Funding LLC	May 27, 2016	$3,500,000
TEXICAN Energy Corporation	August 16, 2016	$250,000
DEC Funding LLC	August 16, 2016	$200,000
TEXICAN Energy Corporation	December 30, 2016	$287,500
DEC Funding LLC	February 15, 2017	$1,000,000
TEXICAN Energy Corporation	March 31, 2017	$200,000

Schedule I to First Amendment to Senior Secured Convertible Debentures